UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2010

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China Fruits Corporation
(Exact Name of Registrant as Specified in Charter)

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Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

[Missing Graphic Reference]

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 31, 2010, the Registrant announced the appointment of Mr. Li, Lin Feng to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Li is a certified public accountant in China. Mr. Li is experienced in Fund management also familiar in mergers and acquisitions and integration, and capital operation. From July 1990 to July 2009, Mr. Li had worked in China National Petroleum Corporation, North China Petroleum Administration Bureau; Hua Jian Certified Public Accountants Co.; Beijing Huarong Culture Investment Company and Beijing Meiying Huada Investment Advisory Co., Ltd. at the positions as more than ten years Financial Manager experience, Project Manager and more than 3 years Chief Financial Officer experience respectively.

Mr. Li received his MBA from Beijing University of Technology.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Li had or is to have a direct or indirect material interest.

On August 31, 2010, Mr. Wang, Yong Cheng resigned as Chief Financial Officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: August 31, 2010	By:	/s/ Chen, Quan Long
Chen, Quan Long President